TACOMA EXPORT MARKETING COMPANY


                              PARTNERSHIP AGREEMENT

                                     BETWEEN

                            CONTINENTAL GRAIN COMPANY

                                       AND

                           HARVEST STATES COOPERATIVES


                         DATED AS OF SEPTEMBER 28, 1992



         THIS PARTNERSHIP AGREEMENT made as of this 28th day of September, 1992, between HARVEST STATES COOPERATIVES, a Minnesota corporation ("Harvest States") and CONTINENTAL GRAIN COMPANY, a Delaware corporation ("Continental").

                                   WITNESSETH:

         WHEREAS, the Partners desire to form a general partnership for the purpose of engaging in the buying, selling, storing and handling of certain feedgrains and oilseeds for export from the Pacific Northwest, United States primarily through Continental's presently leased facility at Tacoma, Washington (the "Tacoma Facility") and such other business activities as are related thereto, and

         WHEREAS, the partnership formed hereby desires to sublease the Tacoma Facility from Continental and Continental desires to sublease the Tacoma Facility to the partnership.

         NOW, THEREFORE, in consideration of the premises and covenants and agreements hereinafter set forth, the Partners hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Definitions. The following terms wherever used in this Agreement shall have the meanings hereinafter assigned to them:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Agreement" means this Partnership Agreement as in effect on the date hereof and as the same may be modified or amended by action of the Partners as provided herein.

                  "Control" (including "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person by ownership of more than 50% of the voting securities of a corporation or by contract or otherwise.

                  "Controlling Affiliate" means, with respect to any Person, any Affiliate of such Person that Controls such Person.

                   "Encumbrance" means and includes any mortgage, pledge, lien, charge, encumbrance, lease, sublease, security interest or trust interest; and to "Encumber" an asset is to create an Encumbrance thereon.

                  "Feedqrains" means the corn and sorghum as provided in Section 7.1.

                  "Fundamental Issues" means those issues which require the vote of both of the Partners or the approval of the Management Committee, as provided in Section 5.3.

                  "Management Committee" means the Management Committee constituted as provided in Section 5.2.

                  "Net Income" and "Net Loss" shall mean the income and losses of the Partnership, determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, after all expenses of the Partnership have been taken into account (including allowances for depreciation or amortization of Partnership assets) and shall include gain or loss realized by the Partnership on the sale or the disposition of assets in connection with a dissolution of the Partnership pursuant to Article XI.

                  "Oilseeds" means soybeans as provided in Section 7.1.

                  "Partner" or "Partners" means Continental or Harvest States or both Continental or Harvest States, as the case may be, and their permitted successors and assigns.

                  "Partner Account" means, with respect to each Partner, the account maintained for such Partner in accordance with Section 10.10.

                  "Partner Interest" means the interest of a Partner in the Partnership.

                  "Partnership Law" means the Washington Uniform Partnership Act, Ch. 25.04 RCW as amended from time to time.

                  "Person" means any natural person, firm, trust, partnership, joint venture, unincorporated association, corporation, government or governmental agency.

                  "Prime Rate" means the prime or base rate announced from time to time by the Chase Manhattan Bank, N.A. The Prime Rate shall be adjusted on a [daily] basis.

                  "Secretary" means the Secretary of the Partnership as provided in Section 6.2.

                  "Share", when used with respect to either Partner means fifty percent (50%) unless and until such percentage shall be changed by a vote of the Partners.

                  "Treasurer" means the Treasurer of the Partnership as provided in Section 6.3.


                                   ARTICLE II

         2.1 The Partnership. The Partners hereby form and constitute a partnership as a general partnership (the "Partnership") under the Partnership Law of the State of Washington upon the terms and conditions set forth in this Agreement. Except as otherwise provided in this Agreement, the rights and liabilities of the Partners shall be governed by the Partnership Law.

         2.2 Name. The Partnership shall operate under the name of Tacoma Export Marketing Company ("TEMCO").

         2.3 Principal Office. The principal office of the Partnership shall be located at 222 SW Columbia Street, Koin Tower, Suite 1100, Portland, Oregon 97201 or at such other place as may be designated by the Management Committee as hereinafter defined.

         2.4 Duration. The Partnership shall commence on September 15, 1992 and shall continue through the close of business on September 14, 1997, unless sooner terminated as provided herein. The term of the Partnership shall be extended automatically for successive five (5) year periods unless either Partner delivers written notice to the other Partner not less than 120 days prior to the expiration of the then current term that it elects not to renew or extend the term of the Partnership. In no event, however, shall the term of the Partnership continue beyond 2012 without the written agreement of both Partners.

         2.5 Purpose. The purpose of the Partnership is to engage in the business of buying, trading, selling, handling and transporting for export and exporting Feedgrains and Oilseeds, as defined in Section 7.1, primarily from the Pacific Northwest, United States through the Tacoma Facility to Pacific Basin destinations and engaging in such other activities and business as may be incidental or related thereto or necessary or desirable in furtherance of such purpose. The Partnership shall establish or cause to be established such business organizations and shall own, directly or indirectly, such assets as the Partners shall agree are appropriate to achieve the purpose of the Partnership.

         2.6 Scope. The Partnership is and shall be a partnership only for the purposes specified in this Agreement and nothing contained in this Agreement shall be deemed to create a general partnership between the Partners with respect to any activities whatsoever other than activities within the proper business purposes of the Partnership. Neither of the Partners shall have the power to bind the other Partner or the Partnership except as specifically provided in this Agreement. Neither of the Partners or the Partnership shall be responsible or liable for any indebtedness, liability or obligation of the other Partner incurred either before or after the execution of this Agreement except for indebtedness, liabilities, and obligations incurred after the execution of this Agreement in connection with authorized activities within the proper business purposes of the Partnership. Each Partner, respectively, hereby indemnifies and agrees to hold the other Partner, and its Affiliates and directors and officers, and the Partnership harmless from and against all such indebtedness, liabilities and obligations incurred by it which are not authorized and within the proper business purposes of the Partnership.


                                   ARTICLE III

         3.1 Initial Capital Contributions. The initial capital of the Partnership shall consist of $100.00 cash, contributed by the Partners in proportion to their Shares. Each Partner shall make its initial capital contribution contemporaneous with the execution of this Agreement.

         3.2 Additional Capital Contributions.

                  (a) The Partners agree that the Partnership shall meet its capital needs through the borrowing of funds as provided in Section 10.3 and that unless specifically agreed to by the Partners and except as set forth in this Section 3.2, the Partners shall not be obligated to make any additional capital contributions to the Partnership. If the Partners agree to make additional capital contributions, the contributions shall be made at such times, in such amounts and under such conditions as shall be determined by the Partners in accordance with the provisions of this Agreement.

                  (b) No interest shall accrue on any Partner's Partner Account. A Partner shall not be entitled to withdraw any part of its capital in the Partnership or to receive any capital distribution from the Partnership except as part of a distribution of capital agreed to by the Management Committee as hereinafter defined or as provided in Article XI.

                  (c) All capital contributions and other payments required or permitted to be made by a Partner under this Agreement shall be either in cash or, at the request of any Partner and if agreed to by the Management Committee, on such conditions and for such fair value as the Management Committee as hereinafter defined shall so determine, in kind.

                  (d) If a Partner (a "Delinquent Partner") shall fail to make when due a contribution required pursuant to this Agreement, the other Partner (the "Contributing Partner") may, in its sole discretion, advance all or part of that amount to the Partnership. Such advance shall be deemed to be a demand loan by the Contributing Partner to the Delinquent Partner at an interest rate equal to 2% in excess of the Prime Rate for the period during which the advance is outstanding. This loan shall be repaid, together with such interest, by the Delinquent Partner promptly upon demand from any funds of the Delinquent Partner, including, without limitation, any distribution from the Partnership which would otherwise be payable to the Delinquent Partner. Unless and until the Delinquent Partner makes such repayment, the Partnership shall make no cash distribution to such Partner (except that a cash distribution shall be applied to make such repayment and the balance then made to the formerly Delinquent Partner). The Contributing Partner to which such debt is due (or to which a debt pursuant to Article VIII is due) shall have a security interest in the Partner Interest of the Delinquent Partner to secure such amounts owed to it, and such security interest is hereby granted by each Partner. To the extent that the principal amount of the delinquency is repaid, the principal amount of such repayment (excluding any interest) shall be deemed a contribution to the capital of the Partnership by the Delinquent Partner and shall be reflected as such in the Partner Account of the Delinquent Partner.


                                   ARTICLE IV

         4.1 Allocation of Profits and Losses. Except as otherwise specifically provided in Section 10.10; all items of Net Income and Net Loss shall be allocated to the Partners in accordance with their respective Shares.


                                    ARTICLE V

         5.1 Voting and Meeting of the Partners. Each Partner shall have an equal vote in the management of the Partnership. Meetings of the Partners may be called by either Partner on ten (10) Business Days prior notice to discuss any matter including, without limitation, any matter related to the finances, operations, management, policies, or personnel of the Partnership. Notice of meetings may be waived by the Partner entitled to such notice.

         5.2 Management Committee.

                  (a) The conduct of the business and affairs of the Partnership shall be managed by a standing Management Committee consisting of four (4) members, with each Partner appointing two (2) regular members and such alternate members as such Partner deems advisable. Each of the Partners may initially appoint or replace any or all of its members or alternate members of the Management Committee by written notice to the Partnership and the other Partner. Each of the Partners shall at all times maintain in effect the appointment of at least one (1) member of the Management Committee. Each member of the Management Committee shall serve for indefinite terms at the pleasure of the appointing Partner.

                  (b) The Management Committee shall meet not less than quarterly at such times and places as it may determine. Meetings of the Management Committee may be called by one (1) member of the Management Committee. The General Manager shall have the right to attend all meetings of the Management Committee but shall not be entitled to participate in the voting on any decision or other matter before the Management Committee. Notice of each meeting of the Management Committee shall be telexed, telecopied, sent by mail or delivered personally, or by telephone, to each regular and alternate member not later than ten (10) Business Days before the date on which the meeting is to be held. Notice of meetings may be waived by the member or members entitled to such notice.

                  (c) The attendance of one (1) member from each Partner shall constitute a quorum for the transaction of business of the Management Committee. Each member at the meeting shall be entitled to one vote for each matter to be voted upon by the Management Committee. Any decision or approval before the Management Committee shall be taken by majority vote of those of the Management Committee present or participating in a meeting at which a quorum is present; provided, however, no action shall be authorized unless at least one (1) member appointed by each Partner votes affirmatively on such action. The failure of the Management Committee to authorize action with respect to any matter pursuant to the foregoing sentence shall constitute a Deadlocked Matter pursuant to Section 5.4.

                  (d) Any decision or approval of the Management Committee may be made without a meeting if either (i) such decision is first approved in writing by one of the members or alternates of each of the Partners or (ii) such meeting is held by means of a conference telephone or similar communications equipment allowing all Persons participating in the meeting to hear each other at the same time.

                  (e) The regular members of the Management Committee shall alternately act as chairman of meetings of the Management Committee. Minutes of all meeting shall be prepared by the Secretary and shall be distributed to all regular members (and alternate members if present at a meeting) within thirty
(30) days following any meeting.

         5.3 Fundamental Issues. No action may be taken or decision made which binds the Partnership by the General Manager, any Partner on behalf of the Partnership, or the Partnership, with regard to any of the Fundamental Issues without the vote (or written consent) of the Management Committee in accordance with Section 5.2(c). Fundamental Issues shall include decisions and actions on the following matters, and such other matters as may be deemed Fundamental Issues, from time to time, by the Management Committee:

                  (a) calls for additional capital or guarantees hereunder;

                  (b) the issuance of any notes, bonds, debentures or other obligations by the Partnership, or the incurrence of or assumption of any indebtedness if, after giving effect thereto, the aggregate principal amount of all such indebtedness of the Partnership, other than indebtedness previously approved by the Management Committee (including, without limitation, the utilization by the Partnership of lines of credit previously approved by the Management Committee for the purpose of financing the business of the Partnership in the ordinary course), would either (i) exceed the amounts specifically provided therefor and sufficiently identified in the Partnership's current annual budgets referred to in Sections 5.3(p) and 10.1, or (ii) result in direct or indirect liability on either or both of the Partners for repayment of such indebtedness;

                  (c) any acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of any interest in the Tacoma Facility other than the sublease contemplated by Section 7.2 hereof;

                  (d) the acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of real property having a value greater than a threshold amount to be determined by the Management Committee;

                  (e) the acquisition, disposition, sale, conveyance, lease, sublease, exchange or other disposition of personal property, other than agricultural commodities traded in the ordinary course of business, with a value greater than a threshold amount to be determined by the Management Committee;

                  (f) investing in any Person;

                  (g) the establishment of trading position limits for agricultural commodities traded by the Partnership;

                  (h) the making of loans or provision of guaranties, or the extension or pledge of credit to others, except endorsements and extensions of credit in the ordinary course of business;

                  (i) the sale of any equity interests (or operation, warrant, conversion in similar rights with respect thereto) in the Partnership;

                  (j) the selection, appointment, remuneration, removal and determination of the terms and conditions of employment agreements of officers, executives and key employees of the Partnership;

                  (k) the payment of bonuses and perquisites to officers, executives and key employees of the Partnership;

                  (l) the confession of any judgment against the Partnership or the creation, assumption, incurrence, or suffering to be created, assumed or incurred or to exist of, any encumbrance upon any of the assets or property of the Partnership, or the acquisition or holding or agreement to acquire or hold such property or assets subject to any encumbrance other than (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, and (ii) other minor encumbrances incidental to the conduct of the business of the Partnership or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Partnership;

                  (m) the compromise or submission to arbitration (other than contract specifically providing for arbitration) or litigation of any claim due, or any dispute or controversy involving the Partnership for any claim, dispute or controversy in excess of any amount to be determined by the Management Committee;

                  (n) the entering into of any contract or commitment (other than those contracts made in the ordinary course of business) involving aggregate expenditures in excess of an amount to be determined by the Management Committee;

                  (o) the entering into any contract or commitment (other than those commodity, sales and purchase contracts made in the ordinary course of the Partnership's grain merchandising business) involving either Partner, or any of their affiliates;

                  (p) the approval of the annual business operating budget, capital expenditure budget and business plan and the amount of cash for distribution and adoption of other major financial policies of the Partnership;

                  (q) the approval of the opening financial statements of the Partnership as referred to in Section 10.7;

                  (r) the appointment and removal of the independent accountants for the Partnership;

                  (s) the appointment and removal of the Liquidator of the Partnership pursuant to Section 11.2;

                  (t) any material changes in the purposes of the Partnership beyond that expressly contemplated by this Agreement as provided in Section 2.5;

                  (u) the voluntary dissolution and winding-up of the Partnership, provided, however, that this provision shall in no way limit the rights of the Partners under Article XI.

                  (v) any changes in the scope or method of operations or business policies of the Partnership which is likely to materially increase the working capital or cash requirements of the Partnership.

                  (w) approval of the credit policy applicable to export sales and any material deviation therefrom.

         5.4 Deadlock.

                  (a) In the event that the Partners or the Management Committee cannot agree on any Fundamental Issue considered by the Management Committee (or otherwise by the Partners) within 45 days following the Management Committee meeting at which a decision on such Fundamental Issue was sought (a "Deadlocked Matter"), either Partner may elect to dissolve the Partnership in accordance with Article XI by notice in writing to the other Partner ("Notice of Dissolution"). The Partners shall attempt within such 45 days period to resolve any Deadlocked Matter in good faith.

         5.5 Subcommittees. The Management Committee shall appoint an operating committee which shall consist of four members, two persons appointed from Harvest States and two Persons appointed from Continental (the "operating Committee"). The Operating Committee shall meet regularly to assure that the proper implementation of the operations objectives of the Partnership, the adequate coordination of supporting services, such as accounting and administration provided by the Partners to the Partnership and the adequacy of communication between the Partnership and the Partners. The Operating Committee shall report to the Management Committee. The Management Committee shall appoint such other subcommittees as it deems advisable, each with an equal number of representatives from each Partner.


                                   ARTICLE VI

                             OFFICERS AND EMPLOYEES

         6.1 The General Manager.

                  (a) The General Manager of the Partnership shall be appointed by the Management Committee and shall serve for a term of one (1) year unless extended by action of the Management Committee. The General Manager is hereby vested with such executive and financial authority as to enable him to direct the business and affairs of the Partnership, subject to the directions of the Management Committee and in accordance with this Agreement. The General Manager shall be authorized to execute documents within the scope of his authority on behalf of the Partnership which will bind the Partnership without the necessity of obtaining the signature of either of the Partners. The General Manager shall be responsible for the implementation of the various decisions of the Management Committee and for the day-to-day management and operation of the Partnership. The General Manager shall regularly inform the Management Committee of the Partnership's on-going activities. The General Manager shall report to and take direction from the Management Committee. The General Manager shall enter into transactions on behalf of the Partnership except that the General Manager is not authorized to take any action on a Fundamental Issue unless such action shall have been approved by the Partners of the Management Committee under Section 5.2.

                  (b) The General Manager shall provide the following reports to the Management Committee:

                      (i) daily position reports;

                     (ii) a weekly management report;

                    (iii) a monthly report on the financial condition and the business prospects of the Partnership;

                     (iv) a monthly report summarizing all claims made and suits filed against the Partnership, all potential claims and suits, and the final settlement or other resolution of claims and suits; and

                      (v) other reports requested by the Management Committee or one of the Partners.

         6.2 Secretary. The Secretary shall be appointed by the Management Committee and shall report to the General Manager. The Secretary shall act as Secretary of all meetings of the Management Committee, shall keep the minutes thereof in the proper book or books to be provided for that purpose, shall see that all notices required to be given by the Partnership are duly given and served, shall have charge of the books, records and papers of the Partnership relating to its organization and management as a Partnership, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Management Committee and the General Manager.

         6.3 Treasurer. The Treasurer shall be appointed by the Management Committee. The Treasurer shall report to the Management Committee. The Treasurer shall perform all the duties assigned to him by this Agreement including, without limitation, (a) arranging for the Partnership to borrow funds pursuant to Section 10.3; (b) submission to each Partner of quarterly comparisons pursuant to Section 10.1(b), current cash estimates pursuant to Section 10.2, and statements relating to Emergency Needs pursuant to Section 10.2(b); (c) determination of the amount of Cash for Distribution and the distribution of such Cash for Distribution pursuant to Section 10.4; (d) causing to be prepared and given to each Partner unaudited financial statements pursuant to Section 10.8(b); (e) having charge of, and being responsible for, all funds, securities and notes of the Partnership; (f) receiving and giving receipts for moneys due and payable to the Partnership from any sources whatsoever; (g) depositing all such moneys in the name of the Partnership in such banks, trust companies or other depositories as shall be selected by the Management Committee; (h) against proper vouchers, causing such funds to be disbursed by checks or drafts on the authorized depositories of the Partnership, and being responsible for accuracy of the amounts of all moneys so disbursed; (i) regularly entering or causing to be entered into books to be kept by him or under his discretion full and adequate account of all moneys received or paid by him for the account of the Partnership; (j) having the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Partnership from the officers or agents transacting the same; and, (k) in general, all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Management Committee or the General Manager.

         6.4 Other Persons. The Management Committee may appoint such other executive and management employees, including Persons employed by Continental or Harvest States, as it shall from time to time deem appropriate, and may approve a plan for hiring of other salaried employees including employees from Continental and Harvest states.

         6.5 Appointment and Removal of Officers and Employees. The appointment and removal of officers and employees of the Partnership shall be made by the Management Committee. Either Partner may request the removal of any officer or employee.

         6.6 Affiliations. The officers, executives and other employees of the Partnership may also be employees of the Partners or their Affiliates, and shall not be required (except as may be determined by the Management Committee) to be full-time employees of the Partnership. The Management Committee and the Partners will agree on the designation of employees of the respective Partners to be made available by the respective Partners for the purpose of providing marketing, transportation, logistics, export administration, grain settlements, accounting and other services, for and on behalf of the Partnership. Such designated employees shall at all times remain employees of the respective Partners. The duties performed by such designated employees for and on behalf of the Partnership in conducting and performing Partnership business shall be Partnership business activities. In consideration of each of the Partner's making such employees available to the Partnership, the Partnership shall pay to each of the Partners the charges for services by and other expenses incurred by such designated employees in performing Partnership business and agreed by the Management Committee as reflected in the operating budget. The Partnership shall have the right to direct the action of such designated employees in performance of their duties for and on behalf of the Partnership. If the Partnership does not desire to maintain the services of any such designated employee, the Partnership may so advise the respective Partner employing such designated employee and such Partner shall cause the designated employee to cease performing such services for and on behalf of the Partnership. Each Partner retains the right to fire its employees even if designated to the Partnership or to transfer any such employee to other duties within the business of such Partner; provided, however, that such Partner will cooperate with the Partnership to provide a suitable replacement so that the services, of like kind provided by such dismissed or transferred employee will continue to be provided to the Partnership.

         6.7 Exculpation. Any regular or alternate member of the Management Committee, the officers, executives and employees of the Partnership which are employed by either Partner or its Affiliate shall not be liable to the Partnership or to the Partners for any action taken or omitted to be taken by him with respect to the Partnership, except to the extent any such act or omission was attributable to the willful misconduct, gross negligence or bad faith of such member of the Management Committee, officer, executive or employee.


                                   ARTICLE VII

         7.1 The Partnership business shall be limited to corn and sorghum ("Feedgrains") and soybeans ("Oilseeds") destined primarily for export from the Pacific Northwest, United States. The Partnership intends to source Feedgrains and Oilseeds from its Partners and its Partners intend to supply Feedgrains and Oilseeds on market terms from their grain originating facilities and, in the case of Harvest States, its affiliated cooperatives from which it purchases such Feedgrains and Oilseeds, customarily tributory to the Pacific Northwest export market.

         7.2 In order to facilitate the ability of the Partnership to transport and handle the Feedgrains and Oilseeds which it intends to market into export channels, the Partnership desires to utilize the Tacoma Facility and concurrently with the execution of this Agreement, the Partnership has executed the five-year Sublease Agreement between Continental Grain Company and the Partnership providing annual rental of $2.5 million payable to Continental by the Partnership with provision for one five-year renewal option at $3 million rental annually (the "Sublease"). The Sublease shall terminate on the termination, expiration or dissolution of the Partnership.


                                  ARTICLE VIII

                   NATURE OF OBLIGATIONS; INDEMNITIES; CHARGES

         8.1 Obligations. As between the Partner, no Partner shall be liable or bear responsibility for more than its Share of each and all of the costs, expenses, liabilities and charges incurred or accrued by the Partnership. If any Partner shall pay or be required to pay, discharge or otherwise bear responsibility for any amount in excess of its share of the costs, expenses, liabilities and charges incurred or accrued by the Partnership, (i) such payment shall be deemed a demand loan by the advancing Partner to the other Partner, and shall be treated in the same manner as a loan pursuant to Section 3.2(d), and
(ii) the other Partner covenants and agrees to indemnify, hold harmless and reimburse such Partner against and for the amount of such excess.

         8.2 Indemnities. Each Partner covenants and agrees to indemnify and hold harmless the Partnership and the other Partner from and against any and all damage, losses and expenses caused by or arising out of any and all of the following: (i) any failure to perform any obligation required to be performed by such Partner hereunder and (ii) any wrongful or negligent act or omission by such Partner in connection with the Partnership's property or the ownership or operation thereof.

         8.3 Charges. Upon the request of the General Manager or the Management Committee, either Partner, without charge, shall provide to the Partnership basic management and administrative advice and consultation of the kind generally provided by corporate staff to operating line functions and, including but not limited to, legal services, loss prevention and safety counselling, transportation and human resources counselling, and insurance counselling (but excluding management information services), so long as that Partner is providing those services to its other business segments.


                                   ARTICLE IX

                              TRANSFER OF INTERESTS

         9.1 No Transfer of Interest. Except as hereinafter otherwise provided in this Article IX, during the term of this Agreement, no Partner (or any successor) shall, directly or indirectly in any manner, sell, transfer, assign, encumber or otherwise dispose of any interest in the Partnership, nor shall any such interest be subject, in whole or in part, directly or indirectly, to sale, transfer, assignment, encumbrance or other disposition by operation of law or agreement, without the prior written consent of the other Partner, and any attempt so to do shall be void.

         9.2 Transfer to Affiliates. Notwithstanding anything in Section 9.1 to the contrary, any Partner may sell, transfer or otherwise dispose of its Partner Interest to any entity which is an Affiliate of such Partner or of the ultimate Controlling Affiliate of such Partner, subject, however, to the conditions that
(i) in the opinion of counsel to the Partnership, such sale, transfer or other disposition would not (a) constitute a default under any material agreement to which the Partnership is a party or (b) result in the termination of the Partnership for Federal income tax purposes, (ii) the transferee may not be a debtor subject to any proceeding under Title 7 or 11 of the United States Bankruptcy Code or any successor legislation or similar state legislation (unless otherwise consented to in writing by the other Partner), and (iii) the transferor and its Affiliates shall not be released from any of its or their obligations under this Agreement or the Sublease.

         9.3 Reasonableness of Restrictions. Each Partner acknowledges and agrees that the restrictions on the transfer of interests herein are reasonable in view of the purpose and intent of the Partners.

         9.4 Certain Encumbrances Permitted. Anything in this Agreement to the contrary notwithstanding, any Partner (and the Affiliates of any Partner) may encumber all or part of such Partner's Partner Interest to the extent and in the manner which may be required pursuant to financing agreements contemplated by
Section 10.3.


                                    ARTICLE X

                                FINANCIAL MATTERS

         10.1 Programs and Budgets.

              (a) The General Manager shall, not later than one (1) month prior to the commencement of the next succeeding fiscal year of the Partnership, prepare and submit to the Management Committee for its review and approval a business operating budget and a capital expenditure budget for such fiscal year.

              (b) Not later than the 25th calendar day after the close of each fiscal quarter, the Controller shall submit to each Partner a comparison, for the immediately preceding quarter and for the year-to-date, of the results of operations of the Partnership with the applicable fiscal year budget.

         10.2 Estimates on Cash Needs.

              (a) Based on the budgets referred to in Section 10.1 (a), and the quarterly comparisons referred to in Section 10.1 (b), the Treasurer will, at such time and for such periods as requested by the Management Committee, submit to the Management Committee a current cash estimate showing: (i) the estimated cash disbursements which the Partnership will be required to make during the next succeeding calendar period for operating costs; (ii) estimated receipts;
(iii) amounts needed for additional working capital; and (iv) the amount of funds ("Cash Needs") that will be required to cover the amount, if any, by which estimated cash disbursements and amounts needed for additional working capital exceed estimated receipts available to cover such cash disbursements and additional working capital. The current cash estimate shall also specify the dates on which the Partnership must receive the necessary funds.

              (b) In the event an emergency requires cash payments ("Emergency Needs") not provided for by such current cash estimates, the General Manager or the Treasurer, may at any time furnish a statement thereof to the Management Committee, giving the maximum period of notice for any such additional cash payments as is practicable in the circumstances, specifying in detail the reasons for such emergency cash payment and the amount thereof. Upon receipt of such emergency cash statement, the Management Committee shall promptly decide, taking into account the circumstances, how the Emergency Needs shall be met.

              (c) Unless otherwise agreed by the Management Committee, the Cash Needs and the Emergency Needs shall be made through borrowings of the Partnership in accordance with Section 10.3.

         10.3 Partnership Borrowings and Partner Loans. In the event that the Management Committee decides at any time during the term of this Agreement that it is desirable for the Partnership to borrow funds to acquire significant inventories or to meet the Cash Needs, Emergency Needs or other requirements of the Partnership, the Treasurer shall, within the limits of his authority as defined by the Management Committee, negotiate on behalf of the Partnership to borrow such funds from financial institutions. The Management Committee may approve, reject, or modify the terms negotiated by the Treasurer and may negotiate or authorize others to negotiate borrowings on behalf of the Partnership in order to find terms more beneficial to the Partnership. The Partnership may, upon approval of the Management Committee, also borrow from the Partners, based on their respective Shares, on terms to be separately agreed. The parties agree to use their best efforts to obtain Partnership borrowings from financing institutions who will agree to limit recourse to each Partner to 50% of any sums financed.

         10.4 Cash for Distribution. The Treasurer shall determine, at such times as requested by the Management Committee, the amount of cash for distribution and shall distribute such cash for distribution, if any, to the Partners, in accordance with their Shares; provided, however, that (a) if any Partner has advanced loans to a Delinquent Partner, the distributions otherwise payable to the Delinquent Partner shall be made to the other Partner up to an amount sufficient to repay such loans in full with interest, and (b) if any Partner is in default or delinquent in respect of an obligation to the Partnership, no distribution shall be made to such Partner until such default is cured or such delinquent obligation is paid.

         10.5 Deposits and Investments. The funds of the Partnership shall be deposited in the name of the Partnership in accounts designated by the Management Committee in banks or banking institutions to be selected by the Management Committee or invested in such manner as shall be authorized by the Management Committee. The Management Committee shall prescribe such procedures as it shall deem necessary with respect to making such investments.

         10.6 Fiscal Year. The fiscal year of the Partnership shall end on March 31 in each year.

         10.7 Books of Account.

              (a) The Management Committee shall approve the opening financial statements for the Partnership as of the date hereof.

              (b) Accurate books of account of the Partnership shall be maintained in accordance with generally accepted accounting principles consistently applied. In those instances in which more than one generally accepted accounting principle can be applied, the Management Committee shall determine, in consultation with the Partnership's independent accountants, which principle will be adopted by the Partnership. Such books shall at any reasonable time be available for examination by either Partner or Persons acting on its behalf at the sole expense of such Partner.

         10.8 Financial Statements.

              (a) Within ninety (90) days after the close of each fiscal year of the Partnership there shall be prepared and submitted to each Partner the following financial statements, accompanied by the report thereon of the independent accountants for the Partnership:

                           (1) a balance sheet of the Partnership as at the end
                  of such fiscal year;

                           (2) a statement of profit and loss for such fiscal
                  year;

                           (3) a statement of changes in financial position; and

                           (4) a statement of the respective Partner Accounts
                  and changes therein for such fiscal year.

              (b) Within twenty (2) Business Days after the close of each fiscal month the Treasurer will cause to be prepared and given to each Partner unaudited financial statements comparable to those referred to in Section 10.8(a)(1) and (2).

         10.9 Tax Matters.

              (a) The Partners hereby agree that the Partnership shall be treated as a partnership for purposes of United States, Federal, state and local income tax or other taxes, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith.

              (b) The Management Committee shall cause all required United States Federal, state and local partnership income, franchise, property or other tax returns, including information returns, to be filed with the appropriate office of the Internal Revenue Service or any other relevant taxing jurisdiction, as the case may be. As promptly as practicable, and in any event in sufficient time to permit timely preparation and filing by each Partner of its respective state and Federal tax returns, the Partnership shall deliver to each Partner a copy of each state and Federal tax return or tax report filed by the Partnership.

              (c) All elections for Federal income tax purposes, except as stated in Section 10.9(a), required or permitted to be made by the Partnership, and all material decisions with respect to the calculation of its income or loss for tax purposes, shall be made in such manner as the Management Committee shall determine.

         10.10 Partner Accounts.

              (a) An individual partner account ("Partner Account") shall be maintained for each Partner and shall be adjusted as set forth herein.

              (b) The Partner Account maintained for each Partner (x) shall be credited with the sum of (a) the fair market value at the time of contribution of all capital contributions made by such Partner to the Partnership and the amount of all Net Income credited to the Partner account of such Partner pursuant to Section 4 and decreased by the sum of (i) the amount of all distributions made to such Partner and (ii) the amount of Net Loss charged to the Partner Account of such Partner pursuant to Section 4.1;

              (c) Partnership income, gains, losses and deductions shall, solely for income tax purposes, be allocated among the Partners in accordance with
Section 704(c) of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE XI

                           DISSOLUTION AND WINDING UP

         11.1 Dissolution Events. The Partnership shall be dissolved in case any of the following events shall occur:

              (a) The term of the Partnership shall expire pursuant to Section
2.4 of this Agreement.

              (b) Either Partner shall deliver the Notice of Dissolution following a Deadlocked Matter pursuant to Section 5.4.

              (c) The sale, abandonment or disposal by the Partnership of all or substantially all of its assets not in the ordinary course of business.

              (d) The Partnership or either Partner shall (i) file a petition in bankruptcy, (ii) petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect, or (iv) make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or if there shall have been filed any such petition or application, or any such petition shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of forty-five (45) days or more; or the Partnership or either Partner by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of forty-five (45) days or more.

         No Partner shall have the right to dissolve or terminate the Partnership for any reason other than as set forth above or to withdraw from the Partnership other than as set forth in Article IX, and each Partner hereby waives any other right it may have with respect thereto.

         11.2 Winding Up. Upon dissolution of the Partnership pursuant to
Section 11.1, the Partnership shall be wound up and liquidated in accordance with law and the following provisions:

              (a) Each Partner shall pay to the Partnership all amounts owing by it to the Partnership.

              (b) The Partnership shall continue with the business necessary to complete and perform existing contracts until the distribution of the Partnership's assets as hereinafter provided. No new business or contracts shall be undertaken except as necessary to wind up and liquidate the Partnership.

              (c) The property and business of the Partnership shall be wound up and liquidated under the direction of the Management Committee or a Person duly appointed by the Management Committee (in any such case, the "Liquidator"). Upon the dissolution of the Partnership, the Liquidator shall cause a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution of the Partnership (the "Dissolution Date") (including the fair market value of all of the assets of the Partnership) to be prepared promptly and furnished to each of the Partners, or upon the written request of either Partner, by the independent auditors of the Partnership. In preparing such a statement, the Liquidator may retain such independent appraisers or other advisors as the Liquidator deems advisable. All fees, costs, and expenses incurred in connection therewith shall be borne by the Partnership.

              (d) following the preparation and distribution of such statement, the Liquidator shall distribute all the assets and assign all the liabilities of the Partnership to the Partners in the ratio of the Partner Account balances of the Partners after adjustment of the Partner Accounts for any profit or loss in the year of liquidation, any profit or loss realized or to be realized on any property sold or disposed of as part of the liquidation, and any profit which would be realized if any property distributed in kind had been sold at its fair market value by the Partnership.


                                   ARTICLE XII

                              DISPUTES; ARBITRATION

         12.1 Resolution of Controversies. Any dispute, controversy or claim between the Partners arising from this Agreement or the performance thereof shall be settled solely by arbitration in accordance with the provisions of
Section 12.2.

         12.2 Method of Arbitration. The arbitration shall be effected by arbitrators selected as hereinafter provided and shall be conducted by the American Arbitration Association in Chicago, Illinois applying the Commercial Arbitration Rules in effect on the date thereof. The dispute shall be submitted to three arbitrators, each of who shall have had at least five (5) years' experience in connection with the business of the Partnership, one arbitrator being selected by the Partner submitting the controversy or dispute to arbitration, the second arbitrator being selected by the other Partner and the third arbitrator being selected by the two arbitrators so selected. Conditions of any such arbitration shall include (a) that the arbitrators shall not have the authority to modify, amend or supplement the terms of this Agreement and shall interpret this Agreement strictly in accordance with its terms; and (b) that the Partner submitting such controversy or dispute to arbitration shall appoint its arbitrator within fifteen (15) Business Days after the date of such submission. The failure of the Partner requesting arbitration to timely appoint such arbitrator shall void the effectiveness of the notice of submission of the matter to arbitration. The second arbitrator to be selected by the other Partner as hereinbefore provided shall be selected within fifteen (15) Business Days after receipt of notice by such Partner of the selection of the submitting arbitrator and, if the second arbitrator is not so selected, the determination of the single arbitrator selected by the submitting Partner shall be binding and conclusive. If the non-submitting Partner shall have timely selected the second arbitrator, then the two selected arbitrators shall select the third arbitrator within five (5) Business Days following the selection of the second arbitrator. The meetings of the arbitrators shall be held at such place or places as may be agreed upon by the arbitrators, and each Partner shall bear the cost of the fees and expenses of the arbitrator selected by or for it, with the fees and expenses of the third arbitrator to be borne equally. Upon making any order or award, which order may include an order to dissolve the Partnership pursuant to the provisions of Article X, the arbitrators shall retain jurisdiction to determine any subsequent claim that a defaulting Partner has failed to comply with terms of any such order or award. The arbitrators shall have no authority to impose a fine or penalty.


                                  ARTICLE XIII

                            CONFIDENTIAL INFORMATION

         13.1 Confidential Information. During the continuance of the Partnership and for a period of three (3) years after its termination, no Partner or its Affiliates or any officer or employee thereof shall divulge to any Person (except an Affiliate of such Person which shall undertake to be bound to the provisions of this Article XIII) any trade secret, or secret process, method or means or any other confidential information concerning the business or properties of the Partnership, the Partners or their Affiliates, or the manufacture, sale or licensing of products, processes and designs made or owned by the Partnership, the Partners, or their Affiliates, that come to the knowledge of such Partner, Affiliate, officer or employee by reason of the relationship of such Partner, Affiliate, officer or employee with the Partnership. The obligations under this Article XIII shall not apply to any information to the extent that (a) such information is or shall become part of the public domain, by publication or otherwise, through no fault of the Partner seeking to use or disclose such information, or (b) the receiving Partner, Affiliate, officer or employee shall be able to show such information to have been in its or his possession prior to the receipt thereof from the Partnership or other Partner or Affiliate or to have been received from a third party which shall not itself have received such information on a confidential basis from the Partnership or any Partner or Affiliate of a Partner.


                                   ARTICLE XIV

                                SECURITY INTEREST

         14.1 Security for Indemnity. To secure their respective indemnity obligations hereunder, each Partner hereby grants to the Partnership and to the other Partner, pursuant to Article I of the Uniform Commercial Code, a security interest in their respective right, title and interest in and to the Partnership, and under the Partnership Agreement, including all present and future rights to any profits, payments, distributions, or other rights to payment arising under or in connection with the Partnership Agreement (the "Collateral"); provided, however, that for so long as a Partner is not in default of any of its indemnity obligations hereunder, that Partner may receive all payments or distributions to which its is entitled as Partner of the Partnership. In the event a Partner is in default under its indemnity obligation, to the extent such default may be cured by the payment of money, the Partnership may, at the request of the non-defaulting Partner make such payment and pay to the non-defaulting Partner the next available funds which would otherwise have been distributed to the defaulting Partner, up to an amount which will make the non-defaulting Partner whole, together with interest thereon from the date paid by the Partnership until reimbursed to the other Partner at the rate of 2% in excess of the Prime Rate.

         Alternatively, if such loss is incurred by the other Partner, such other Partner shall be entitled to receive all subsequent distributions otherwise payable to the defaulting Partner until the non-defaulting Partner has recovered the full amount of its loss together with interest at the rate of 2% in excess of the Prime Rate.

         Neither Partner will transfer or assign, grant a security interest in or otherwise dispose of its respective interests as debtor in and to the Collateral and will maintain the Collateral free and clear of all other liens, claims and security interests whatsoever. Provided that a Partner has discharged its respective obligations under and it not otherwise in default of its obligations hereunder, and is not the subject of any bankruptcy or insolvency proceeding, this security interest shall terminate only upon the settlement of all debts and claims outstanding with respect to the dissolution of the Partnership. Each Partner shall furnish to the Partnership and the other Partner, upon request, duly executed UCC-1 financing statements covering the Collateral and such other documents, certifications and instruments as requested by the Partnership or the other Partner, to evidence, grant, perfect and prioritize the security interest granted in the Collateral.


                                   ARTICLE XV

                                  GOVERNING LAW

         15.1 Governing Law. The Partnership is formed pursuant to and shall be governed by and construed in accordance with the Partnership Law and laws of the State of Washington, exclusive of Washington's conflict of laws rules.


                                   ARTICLE XVI

         16.1 Amendments. The terms of this Agreement cannot be modified, varied or amended orally but only by a written instrument executed by all the Partners.


                                  ARTICLE XVII

                                     NOTICES

         17.1 Notices.

              (a) All notices, consents, demands, requests, reports and other documents authorized or required to be given pursuant to this Agreement shall be given in writing and either personally served as an officer or a member of the Management Committee of the Partner to whom it is given or mailed by registered or certified first class mail, postage prepaid, or sent by facsimile or telegram, addressed as follows:

                  If to Continental:

                           CONTINENTAL GRAIN COMPANY
                           222 South Riverside Plaza
                           Suite 2600
                           Chicago, IL 60606
                           Attention:  Mr. John T. Zick
                                       Senior Vice President,
                                       North American Grain Division
                           Facsimile No.: (312) 207-5236

                  With a copy to:

                           CONTINENTAL GRAIN COMPANY
                           277 Park Avenue
                           New York, NY 10172
                           Attention: David G. Friedman
                                      Deputy General Counsel
                           Facsimile No.: (212) 207-2980

                  If to Harvest-States:

                           HARVEST STATES COOPERATIVES
                           1667 Snelling Avenue North
                           St. Paul, Minnesota 55184
                           Attention:  Legal Department
                           Facsimile No.: (612) 641-6832

              (b) Any Partner may change the address to which notices and other communications to it shall be sent by giving to the other Partner written notice of such change, in which case notices and other communications to the Partner giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice. Notices shall be deemed to have been given (except as otherwise expressly set forth in this Agreement) (i) when delivered, if given by personal delivery or actual delivery during normal business hours, (ii) three
(3) Business Days after posting, if given by registered or certified mail, return receipt requested, (iii) two (2) Business Days after dispatch if given by telegram, or (iv) upon receipt, if given by facsimile.


                                  ARTICLE XVIII

                             SUCCESSORS AND ASSIGNS

         18.1 Successors and Assigns. Subject to the provisions of Article IX, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the respective parties hereto in all respects as if they were mentioned throughout by words of proper designation.


                                   ARTICLE XIX

                                  MISCELLANEOUS

         19.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Partners with respect to the formation and operation of the Partnership and related transactions contemplated by this Agreement, and supersedes all prior agreements and understandings, written or oral, between the Partners with respect thereto.

         19.2 Severability. The unenforceability, invalidity, or illegality of any provision of this Agreement shall not affect or impair any other provision hereof or render it unenforceable, invalid or illegal.

         19.3 Interpretation. Wherever used in this Agreement, unless the context clearly indicates otherwise, the use of the singular includes the plural, and vice versa; and the use of any gender is applicable to any other gender.

         19.4 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         19.5 Partition Waived. The Partners agree that the Partnership's interest, properties and investments are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocable waives any and all rights that it may have to maintain any action for partition of any of such interest, properties or investments.

         19.6 Waiver and Consent. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of the other Partner or to declare such other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its right hereunder.

         19.7 Commercial Efficacy. The Partners shall take all reasonable actions to give commercial efficacy to the terms and conditions of this Agreement and to promote the business of the Partnership, including, but not limited to, taking or causing the members of the Management Committee appointed by them to take all necessary actions in a timely fashion, in order for the Partnership to pursue the business contemplated by this Agreement, entering into all the agreements contemplated hereby and any additional agreements or instruments of further assurance, as on advice from legal counsel, the Partners shall reasonably deem necessary, and seeking all necessary governmental approvals.

         19.8 Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall constitute an original and all of which shall constitute one agreement.

         19.9 GAAP Basis. In the event the auditors of the Partnership are required hereunder to determine the values, accounts, give opinions or make any other valuation of any nature, the auditors shall employ generally accepted accounting principles consistently applied unless the context otherwise requires the application of the principles of tax accounting (or differing regulatory rules).

         IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first above written.

                                      CONTINENTAL GRAIN COMPANY


                                      By /s/ Stephen Morganstern
                                         Name:  Stephen Morganstern
                                         Title: Senior VP Finance and
                                                Administration
                                                Commodity Marketing Sector

                                      HARVEST STATES COOPERATIVE


                                      By /s/ Michael H. Bergeland
                                         Name:  Michael H. Bergeland
                                         Title: Group V.P.